BioPharma

(A Business of Cancer Genetics, Inc.)

Special Purpose Combined Statement of Assets Acquired and Liabilities Assumed

As of July 15, 2019

Contents

Independent Auditor’s Report	2

Financial Statement

Special Purpose Combined Statement of Assets Acquired and Liabilities Assumed	3

Notes to Special Purpose Combined Financial Statement	4-12

Independent Auditor’s Report

Management of Interpace Diagnostics Group, Inc.

Rutherford, NJ

Report on the Special Purpose Combined Financial Statement

We have audited the accompanying special purpose combined statement of assets acquired and liabilities assumed of BioPharma, a business of Cancer Genetics, Inc., as of July 15, 2019 and the related notes to the special purpose combined financial statement.

Management’s Responsibility for the Special Purpose Combined Financial Statement

Management is responsible for the preparation and fair presentation of the special purpose combined financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the special purpose combined financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the special purpose combined financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose combined financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the special purpose combined financial statement. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the special purpose combined financial statement, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the special purpose combined financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the special purpose combined financial statement. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 1 to the financial statement, the accompanying financial statement has been prepared for the purposes of presenting the assets acquired and liabilities assumed of BioPharma, a business of Cancer Genetics, Inc., and is not intended to be a complete presentation of the financial position, results of operations or cash flows of BioPharma, a business of Cancer Genetics, Inc. Our opinion is not modified with respect to this matter.

Opinion

In our opinion, the special purpose combined financial statement referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed of BioPharma, a business of Cancer Genetics, Inc., as of July 15, 2019, in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Woodbridge, NJ

September 19, 2019

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BioPharma

(A Business of Cancer Genetics, Inc.)

Special Purpose Combined Statement of Assets Acquired and Liabilities Assumed

July 15, 2019

(in thousands)

Assets acquired
Accounts receivable	$3,731
Accrued revenue	289
Lab supplies	877
Prepaid expenses	266
Property and equipment	6,412
Operating lease assets	2,187
Trademarks and trade name	1,600
Customer relationships	5,700
Developed technology and know-how	300
Goodwill	7,973
Total assets acquired	$29,335

Liabilities assumed
Accounts payable	$(4,535)
Accrued liabilities	(435)
Deferred revenue	(1,076)
Operating lease liabilities	(2,187)
Finance lease liabilities	(451)
Total liabilities assumed	$(8,684)

Net assets acquired	$20,651

The accompanying notes to special purpose combined financial statements are an integral part of these abbreviated financial statements.

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BioPharma

(A Business of Cancer Genetics, Inc.)

Notes to Special Purpose Combined Financial Statement

1. Description of Business and Basis of Presentation

Description of Business

On July 15, 2019 (the “Acquisition Date”), Interpace Diagnostics Group, Inc. (the “Company”), Interpace BioPharma, Inc., a newly formed and wholly owned subsidiary of the Company (“Buyer”), Cancer Genetics, Inc. (“CGI”), Gentris, LLC, a wholly owned subsidiary of CGI (“Gentris”) and Partners for Growth IV, L.P., a secured creditor of CGI (“PFG” or “Seller”), entered into and closed on a Secured Creditor Asset Purchase Agreement (the “Asset Purchase Agreement”). The Asset Purchase Agreement contains the terms and conditions of the acquisition of assets and assumption of certain liabilities (the “Acquisition”) relating to CGI’s and Gentris’ biopharma services business ( “BioPharma” or “Business”). BioPharma provides pharmaceutical and biotech companies and non-profit entities performing clinical trials with lab testing services for patient stratification and treatment selection through an extensive suite of molecular- and biomarker-based testing services, DNA- and RNA- extraction and customized assay development and trial design consultation.

Under the Asset Purchase Agreement, Buyer acquired assets comprising the Business from Seller, through a private foreclosure sale under § 9-610 of the Uniform Commercial Code as enacted in all relevant jurisdictions (the “UCC”). Concurrently with the execution of the Asset Purchase Agreement, the Company entered into a financing arrangement with Ampersand 2018 Limited Partnership (the “Investor”), a fund managed by Ampersand Capital Partners, pursuant to which the Investor agreed to provide specified financing to the Company in connection with the Acquisition (the “Investment”), subject to the terms and conditions of such financing documents, as further discussed below.

At the closing, Seller irrevocably sold and transferred to Buyer all of its interests in CGI, free and clear of Seller’s security interest and any other lien, in all of the properties and assets of CGI used or held for use in connection with BioPharma (collectively, the “Purchased Assets”). To the extent any assets owned by CGI or Gentris and relating to BioPharma were not subject to Seller’s perfected and valid security interest, those assets were transferred directly to Buyer by CGI and Gentris. At closing, Seller delivered to CGI a release of all liens held by the first lien secured lender, Silicon Valley Bank (“SVB”), on CGI’s assets through UCC-3 termination statements for all liens of PFG and SVB.

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BioPharma

(A Business of Cancer Genetics, Inc.)

Notes to Special Purpose Combined Financial Statement (continued)

1. Description of Business and Basis of Presentation (continued)

Description of Business (continued)

Buyer paid $23,500,000, less certain closing adjustments totaling $1,978,240 (the “Base Purchase Price”), as consideration for the Purchased Assets, of which $7,692,300 was in the form of a subordinated seller note (the “Excess Consideration Note”, as further described below) issued by Buyer to CGI, and the remainder was paid in cash to or on behalf of Seller on the closing date. In addition, Buyer is assuming certain liabilities of CGI related to BioPharma in the aggregate sum of approximately $5,000,000. Seller utilized the cash proceeds of approximately $13,829,000 to satisfy the outstanding balance of approximately $2,910,000 due to SVB under that certain loan and security agreement by and among CGI and SVB, as amended, to satisfy the outstanding balance of approximately $6,340,000 due to Seller under that certain loan and security agreement by and among CGI and Seller, as amended, and to satisfy certain transaction expenses. The balance of approximately $2,260,000, net of payment of transaction expenses, was delivered to CGI along with the Excess Consideration Note. The Base Purchase Price is subject to two additional adjustments following the closing: for the finalized net worth (assets less liabilities) of BioPharma as of June 30, 2019 (the “NWA”), subject to a cap of $775,000, and for certain older accounts receivable, in the aggregate amount of approximately $830,000, still uncollected as of December 31, 2019 (the “ARA”). Any amounts due to Buyer under the NWA will be set off against the Excess Consideration Note, and any amounts due to Buyer under the ARA will be either set off against the Excess Consideration Note or, if it is no longer outstanding, satisfied through an AR Holdback (as defined in the Asset Purchase Agreement) mechanism, in each case as further set forth in the Asset Purchase Agreement.

The Asset Purchase Agreement contains certain representations and warranties, which are made solely for purposes of the Asset Purchase Agreement and, in some cases, are subject to qualifications and limitations agreed to by the parties thereto in connection with the negotiated terms of the Asset Purchase Agreement, and which are qualified by certain disclosures that were made in connection with the parties’ entry into such agreement. The Asset Purchase Agreement provides for indemnification by CGI for limited breaches of representations and warranties, covenants and specified line-items, subject to agreed upon caps and baskets and survival periods. Indemnification payments due to Buyer may be (x) set off against the Excess Consideration Note, (y) if it is no longer outstanding, funded by a $735,000 holdback from payout to CGI under the Excess Consideration Note, subject to an additional retained AR Holdback if applicable, or (z) required to be paid directly by CGI, depending on the agreed upon limitations.

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BioPharma

(A Business of Cancer Genetics, Inc.)

Notes to Special Purpose Combined Financial Statement (continued)

1. Description of Business and Basis of Presentation (continued)

Basis of Presentation

BioPharma has not historically been accounted for as a separate entity, subsidiary or division of CGI. In addition, stand-alone financial statements related to BioPharma have not been prepared previously as CGI’s financial system is not designed to provide complete financial information of BioPharma. Therefore, this special purpose combined financial statement has been prepared as of July 15, 2019 to satisfy the financial statement requirements of Rule 3-05 of Regulation S-X in lieu of full financial statements. Pursuant to a letter dated September 10, 2019 from the staff of the Division of Corporate Finance (the “Division”) of the SEC, the Division stated that it will not object to the Buyer’s proposal to provide abbreviated financial statements in satisfaction of the requirements of Rule 3-05 of Regulation S-X.

This special purpose combined financial statement has been derived from the purchase price allocation, which represents the fair value of assets acquired and liabilities assumed at the Acquisition Date. The special purpose combined financial statement does not represent the assets sold or liabilities assumed as if BioPharma had operated as a separate, stand-alone entity. In addition, the special purpose combined financial statement is not meant to be indicative of the financial condition of BioPharma going forward as a result of future changes in the Business. The special purpose combined statement of assets acquired and liabilities assumed includes only the specific assets and liabilities related to the Business that is being acquired by the Buyer in accordance with the Agreement.

All significant intracompany balances and transactions have been eliminated.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the special purpose combined financial statement in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that may affect the reported amounts of the assets acquired, liabilities assumed, and related disclosures as of the period being presented. Management bases its estimates on historical experience and various other assumptions it believes to be reasonable. Components of this special purpose combined financial statement particularly subject to estimation include the fair value of assets acquired and liabilities assumed. Actual results may differ from management’s estimates.

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BioPharma

(A Business of Cancer Genetics, Inc.)

Notes to Special Purpose Combined Financial Statement (continued)

2. Summary of Significant Accounting Policies (continued)

Accounts Receivable and Accrued Revenue

Accounts receivable and accrued revenue are carried at fair value.

Lab Supplies

Lab supplies are recorded at fair value.

Property and equipment

Property and equipment consists of lab equipment, furniture and fixtures, internally developed software and leasehold improvements. Property and equipment are stated at fair value in the special purpose combined statement of assets acquired and liabilities assumed.

Lease assets and liabilities

Operating lease assets and liabilities, and finance lease liabilities are recorded at fair value. Management has elected to use the package of practical expedients, which allows BioPharma to not (1) reassess whether any expired or existing contracts are considered or contain leases; (2) reassess the lease classification for any expired or existing leases; and (3) reassess the initial direct costs for any existing leases. Management did not elect the hindsight practical expedient, which permits entities to use hindsight in determining the lease term and assessing impairment.

ROU assets represent BioPharma’s right to use an underlying asset for the lease term and lease liabilities represents BioPharma’s obligation to make lease payments arising from the lease. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. As the leases assumed do not provide an implicit rate, management used the incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate was determined by adjusting the secured borrowing interest rate for the longer-term nature of the leases. Variable lease payments primarily consist of maintenance and other operating expenses from real estate leases. Variable lease payments are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. The operating lease ROU asset also includes any lease payments made and excludes lease incentives incurred. Lease terms may include options to extend or terminate the lease when it is reasonably certain that management will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

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BioPharma

(A Business of Cancer Genetics, Inc.)

Notes to Special Purpose Combined Financial Statement (continued)

2. Summary of Significant Accounting Policies (continued)

Lease assets and liabilities (continued)

BioPharma has lease agreements with lease and non-lease components. Management has elected to account for these lease and non-lease components as a single lease component. Management are also electing not to apply the recognition requirements to short-term leases of twelve months or less and instead will recognize lease payments as expense on a straight-line basis over the lease term.

Goodwill and other intangible assets

Goodwill represents the excess of the purchase price of the acquisition over the fair value of the net assets acquired. Other intangible assets are carried at fair value. Certain patents are in the legal application process and therefore are not currently being amortized.

Other intangible assets consist of software acquired with Response Genetics and vivoPharm’s customer list and trade name, which are all amortized using the straight-line method over the estimated useful lives of the assets, which range from three to ten years.

Deferred revenue

Deferred revenue is recorded at fair value and represents payments received in advance of services rendered.

Fair value measurements

Assets acquired and liabilities assumed have been recorded at fair value in accordance with ASC 820-10, Fair Value Measurements and Disclosures. ASC 820-10 defines fair value as the price that would be received to sell an asset or would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10 requires a three level hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy level assigned to each asset and liability is based on the assessment of the transparency and reliability of the inputs used in the valuation of such items at the measurement date based on the lowest level of input that is significant to the fair value measurement.

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BioPharma

(A Business of Cancer Genetics, Inc.)

Notes to Special Purpose Combined Financial Statement (continued)

2. Summary of Significant Accounting Policies (continued)

Fair value measurements (continued)

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

Assets acquired and liabilities assumed measured and reported at fair value are classified and disclosed in one of the following categories based on inputs:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2:	Quoted prices in markets that are not active and financial instruments for which all significant inputs are observable, either directly or indirectly.

Level 3:	Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The fair value of the acquired accounts receivable and other current assets and the fair value of the assumed accounts payable and accrued expenses approximated their carrying value at the acquisition date. Inventories, property and equipment, intangible assets and contingent consideration were valued using Level 3 inputs.

3. Recent Accounting Pronouncements

Recent Standards Not Yet Effective

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Accounting for Goodwill Impairment, which removes the requirement to perform a hypothetical purchase price allocation to measure goodwill impairment. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. ASU 2017-04 is effective for annual periods beginning after December 15, 2019, and interim periods within those annual periods. Early adoption is permitted and applied prospectively. Management is evaluating ASU 2017-04 to determine the impact on the special purpose combined financial statements.

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BioPharma

(A Business of Cancer Genetics, Inc.)

Notes to Special Purpose Combined Financial Statement (continued)

3. Recent Accounting Pronouncements (continued)

Recent Standards Not Yet Effective (continued)

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part 1) Accounting for Certain Financial Instruments with Down Round Features (Part 2) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. This guidance changes the methodology for determining the liability or equity classification of certain financial instruments with a down round feature and clarifies existing disclosure requirements for equity-classified instruments, among other things. The revised guidance is effective for annual reporting periods beginning after December 15, 2018. Early adoption is permitted and applied retrospectively. Management is evaluating the guidance to determine the potential impact of adoption.

In August 2018, the FASB issued ASU 2018-15, Intangibles - Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract, which clarifies the accounting for implementation costs in cloud computing arrangements. The update will become effective for interim and annual periods beginning after December 15, 2019 and may be adopted either retrospectively or prospectively. Early adoption is permitted. Management is evaluating the guidance to determine the potential impact of adoption.

4. Preliminary Purchase Price Allocation

The special purpose combined statement of assets acquired and liabilities assumed is presented on the basis of BioPharma’s preliminary purchase price allocation. BioPharma accounts for business combinations under the acquisition method of accounting, which requires recognition separately from goodwill, the assets acquired and the liabilities assumed at their acquisition date fair values. The valuation of net assets acquired and the contingent consideration comprising a portion of the total consideration is based on estimates and assumptions made at the time of the acquisition and as a result, the allocation of purchase price and estimated useful lives of property and equipment, and intangible assets is considered preliminary at this time. As additional information becomes available, the preliminary purchase price allocation may be revised during the remainder of the measurement period, which will not exceed 12 months from the acquisition date. Any such revisions or changes may be material.

10

BioPharma

(A Business of Cancer Genetics, Inc.)

Notes to Special Purpose Combined Financial Statement (continued)

4. Preliminary Purchase Price Allocation (continued)

The fair value of goodwill on the acquisition date is approximately $8.0 million. The fair value of intangible assets includes trademarks and trade names ($1.6 million), customer relationships ($5.7 million), and developed technology and know-how ($0.3 million). Intangible assets will begin amortization on a straight-line basis after the acquisition date. The useful lives of trademarks and trade names and developed technology and know-how is estimated to be 10 years and the useful life of customer relationships is estimated to be 8 years.

5. Property and Equipment

The following is a summary of property and equipment by major classifications (in thousands):

Lab equipment	$4,778
Furniture and fixtures	180
Internally developed software	1,123
Leasehold improvements	331

Total property and equipment	$6,412

6. Lease Commitments

BioPharma leases laboratory, research facility and administrative office space under various operating leases. At December 31, 2018, BioPharma has approximately 17,900 square feet of office and laboratory space in Rutherford, New Jersey and 24,900 square feet in Morrisville, North Carolina. BioPharma has escalating lease agreements for our New Jersey and North Carolina spaces, which expire February 2023 and May 2020, respectively. These leases require monthly rent with periodic rent increases that vary from $0.32 to $0.50 per square foot of the rented premises per year. The difference between minimum rent and straight-line rent is recorded as deferred rent payable. The terms of the New Jersey lease require that a $350,000 security deposit for the facility be held in a stand by letter of credit in favor of the landlord.

BioPharma acquired office and scientific equipment under long term leases which have been capitalized at the present value of the minimum lease payments. The equipment under these finance leases had a fair value of $1,016,034 and no accumulated depreciation as of July 15, 2019.

11

BioPharma

(A Business of Cancer Genetics, Inc.)

Notes to Special Purpose Combined Financial Statement (continued)

6. Lease Commitments (continued)

Minimum future lease payments under all finance and operating leases as of July 15, 2019 are as follows (in thousands):

December 31,	Operating	Finance

2019 (5 ½ months)	$475	$170
2020	756	200
2021	587	113
2022	563	13
2023	94	-
Total minimum lease payments	$2,475	$496

Less amount representing interest	(288)	(45)
Present value of net minimum obligations	$2,187	$451

Other supplemental information related to leases assumed was as follows as of July 15, 2019:

Weighted average remaining lease term (in years) Operating leases	2.82
Weighted average discount rate Operating leases	6.0%

7. Commitments and Contingencies

In the ordinary course of business, the Business is involved in litigation, claims, government inquiries, investigations and proceedings, relating to intellectual property, commercial, employment, environmental and regulatory matters. Management doesn’t believe that the resolution of such claims and disputes will have a material adverse effect on the Company’s Financial Statement.

8. Subsequent Events

Management has evaluated subsequent events through September 19, 2019, the date the special purpose combined financial statement was available to be issued. No events were identified requiring additional recognition of disclosure in the notes to the abbreviated financial statement.

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